Exhibit 10.37

EXECUTION COPY

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into on April 22, 2021, by and between Bespoke Capital Acquisition Corp., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), and the undersigned subscriber (the “Investor”).

WHEREAS, the Company and the other parties named therein entered into the Transaction Agreement, dated February 3, 2021 (the “Transaction Agreement”), pursuant to which (i) the Company will continue out of the Province of British Columbia into the State of Nevada and domesticate as a Nevada corporation (the “Domestication”) to be known as Vintage Wine Estates, Inc., a Nevada corporation, and (ii) immediately thereafter, the Company will acquire Vintage Wine Estates, Inc., a California corporation (“VWE”) through a merger of VWE Acquisition Sub Inc., a wholly owned subsidiary of the Company, with and into VWE (the “Merger” and, together with the Domestication and the other transactions contemplated by the Transaction Agreement, the “Transactions”), with VWE being the surviving entity, in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Transactions, the Investor desires to purchase, immediately prior to the consummation of the Merger, the number of shares of common stock, no par value per share, of the Company following the Domestication set forth on the signature page hereto (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”); and

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

NOW, THEREFORE, the Investor and the Company agree as follows:

1.    Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, the Shares at the Per Share Subscription Price and on the terms and subject to the conditions herein.

2.    Closing.

(a)    The closing of the sale of the Shares contemplated hereby (the “Closing”) will occur immediately following the Domestication and immediately prior to the consummation of the Merger pursuant to the Transaction Agreement (the date on which the Closing occurs, the “Closing Date”).

(b)    At least seven business days before the anticipated Closing Date, the Company will deliver written notice to the Investor (the “Closing Notice”) specifying: (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Subscription Amount to the Company. On the Closing Date, the Investor will deliver the Subscription

Amount by wire transfer of U.S. dollars in immediately available funds to the account(s) specified by the Company in the Closing Notice, which account shall not be an escrow account. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 3, (A) at the Closing, the Company will issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form, free and clear of any liens (other than those arising under this Agreement or an applicable securities laws) in the name of the Investor (or its nominee in accordance with its delivery instructions) and (B) as promptly as practicable after the Closing, the Company will deliver, or cause to be delivered, evidence from the Company’s transfer agent of the issuance to the Investor of the Shares on and as of the Closing Date.

(c)    Prior to or at the Closing, the Investor will deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Closing Date does not occur within five business days after the anticipated Closing Date specified in the Closing Notice, the Company will promptly (but not later than three business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book entries for the Shares will be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 8 hereof, such return of funds will not terminate this Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing. For purposes of this Agreement, “business day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, or Toronto, Ontario are authorized or required by law to close.

3.    Closing Conditions.

(a)    The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Agreement is subject to the following conditions: (i) there shall not be in force any injunction or order enjoining or prohibiting, or any proceeding seeking to enjoin or prohibit, the issuance and sale of the Shares under this Agreement, (ii) no suspension of the offering or sale of the Shares shall have been initiated or, to the Company’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “SEC”), (iii) no suspension or removal from listing of the Company’s Class A restricted voting shares on the Nasdaq Stock Market LLC (“Nasdaq”) shall have occurred, and (iv) all conditions precedent to the consummation of the Transaction set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the consummation of the Transactions under the Transaction Agreement, but subject to satisfaction of such conditions as of the consummation of the Transactions).

(b)     The obligation of the Company to consummate the sale of the Shares pursuant to this Agreement is also subject to the satisfaction or waiver by the Company of the following additional conditions that, on the Closing Date:

(i)    (A) all representations and warranties of the Investor contained in this Agreement (other than representations and warranties that are qualified as to materiality) shall be true and correct in all material respects and (B) all representations and warranties of the Investor contained in this Agreement that are qualified as to materiality shall be true in all respects, in each case at and as of the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be so true and correct as of such date); and

(ii)    the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c)    The obligation of the Investor to consummate the purchase of the Shares pursuant to this Agreement is also subject to the satisfaction or waiver by the Investor of the following additional conditions that, on the Closing Date:

(i)    (A) all representations and warranties of the Company contained in this Agreement (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein)) shall be true and correct in all material respects and (B) all representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, in each case at and as of the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be so true and correct as of such date);

(ii)    the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(iii)    the Transaction Agreement (as the same exists on the date of this Agreement) shall not have been amended to, and there shall have been no waiver or modification to the Transaction Agreement (as the same exists on the date of this Agreement) that would materially adversely affect the economic benefits that the Investor would reasonably expect to receive under this Agreement without the Investor’s prior written consent; and

(iv)    Nasdaq shall have conditionally authorized, subject to official notice of issuance, the listing of the Shares to be acquired hereunder.

4.    Further Assurances. At the Closing, the parties hereto will execute and deliver such additional documents and take such additional actions as is reasonably deemed to be practical and necessary in order to consummate the subscription as contemplated by this Agreement.

5.    Company Representations and Warranties. The Company represents and warrants to the Investor that:

(a)    As of the date hereof, the Company is a corporation duly incorporated and validly existing under the laws of the Province of British Columbia. As of the Closing, the Company will be a corporation duly incorporated and validly existing under the laws of the State of Nevada. The Company has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b)    As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s articles of incorporation or under the laws of the State of Nevada.

(c)    This Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of the Investor, this Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)    The issuance and sale by the Company of the Shares pursuant to this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially impair the validity of the Shares or the legal authority of the Company to comply in all material respects with its obligations under this Agreement, (ii) result in any violation of any provision of the organizational documents of the Company, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially impair the validity of the Shares or the legal authority of the Company to comply in all material respects with its obligations under this Agreement.

(e)    As of their respective dates, all reports (the “SEC Reports”) required to be filed by the Company with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system. Except with respect to the Company’s Registration Statement on Form S-4 (File No. 333-254260), there are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(f)    Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state or federal securities laws, (iii) the filings referenced in Section 12 of this Agreement, (iv) those required by the Toronto Stock Exchange and Nasdaq, (v) those required to consummate the Transactions as provided under the Transaction Agreement, and (vi) those the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)    Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(h)    As of the date of this Agreement, the authorized capital stock of the Company consists of (i) unlimited Class A restricted voting shares, (ii) unlimited Class B shares (iii) unlimited common shares, and (iv) unlimited proportionate voting shares, each without nominal or par value. As of the date of this Agreement, (A) 36,000,000 Class A restricted voting shares of the Company are issued and outstanding, (B) 9,000,000 Class B shares of the Company are issued and outstanding, (C) no common shares of the Company are issued and outstanding, and (D) no proportionate voting shares are issued and outstanding. All issued and outstanding Class A restricted voting shares and Class B shares of the Company have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except for 30,000,000 share purchase warrants of the Company and as set forth above and pursuant to the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A restricted voting shares, Class B shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, other than VWE Acquisition Sub Inc., and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

(i)    As of the date hereof, the issued and outstanding Shares of the Company are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on The Global Market tier of Nasdaq under the symbol “BSPE” (it being understood that the trading symbol will be changed in connection with the Transactions) and on the Toronto Stock Exchange under the symbol “BC.U”. Following the Domestication, the Shares will be registered under the Exchange Act and listed for trading on Nasdaq and the Toronto Stock Exchange. Except as disclosed in the SEC Reports, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Company’s Shares on Nasdaq or to deregister the Shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

(j)    Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Agreement, no registration under the Securities Act, is required for the offer and sale of the Shares by the Company to the Investor.

(k)    Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares in violation of the Securities Act.

(l)    The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)    Neither the Company nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or commission in connection with the sale of the Shares, other than to the Placement Agent (as defined below).

(n)    Neither the Company nor any person acting on its behalf has taken any action, directly or indirectly, including making any offer or sale of the Shares (or a class of securities similar to the Shares), that would cause the offer and sale of the Shares by the Company to the Investor contemplated hereby to fail to be entitled to the exemption from the registration requirements of the Securities Act (other than offers or sales of securities under an employee benefit plan as defined in Rule 405 under the Securities Act).

6.    Investor Representations and Warranties. The Investor represents and warrants to the Company that:

(a)    The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and will provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(b)    The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that the Company is not required to register the Shares except as set forth in Section 7. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates representing the Shares will contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c)    The Investor acknowledges and agrees that the Investor is purchasing the Shares from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants or agreements made to the Investor by or on behalf of the Company, VWE, VWE Acquisition Sub Inc., Bespoke Sponsor Capital LP, Cowen and Company, LLC (the “Placement Agent”) or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 5 of this Agreement. The Investor acknowledges that certain information provided by or on behalf of the Company or VWE was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(d)    The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Company, the Transactions and the business of VWE and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the Company’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e)    The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and the Company or a representative of the Company or by means of contact from the Placement Agent, and the Shares were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company or by contact between the Company and the Placement Agent. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(f)    The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC and the investor presentation provided by the

Company and VWE. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor will be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Agreement.

(g)    Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

(h)    In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of the Company contained in Section 5 of this Agreement. Without limiting the generality of the foregoing, the Investor has not relied on any statements made or other information provided by or on behalf of any person (including the Company, VWE, the Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing) concerning the Company, VWE, the Transactions, the Transaction Agreement, this Agreement or the transactions contemplated hereby and thereby, the Shares or the offer and sale of the Shares, other than the representations and warranties of the Company contained in Section 5 of this Agreement.

(i)    The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j)    The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

(k)    The execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound that would reasonably be expected to have a material adverse effect on the legal authority of the Investor to comply in all material respects with the terms of this Agreement, and will not violate any provisions of the Investor’s organizational documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Agreement is genuine, and the signatory has been duly authorized to execute this Agreement, and, assuming that this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(l)    Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by Canada, the United Kingdom, the European Union or any individual European Union member state (collectively, “Sanctions Lists”), (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Kingdom, the European Union or any individual European Union member state, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Investor maintains policies and procedures reasonably designed to ensure compliance with sanctions and export control laws in each of the jurisdictions in which the Investor operates. Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived, and further represents that the funds held by the Investor and used to purchase the shares were legally derived.

(m)     If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither the Company nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or will at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n)    The Investor acknowledges that it has been informed that no disclosure or offering document has been prepared by the Company, VWE, the Placement Agent or any of their respective affiliates or representatives in connection with the offer and sale of the Shares. The Investor acknowledges that the Company is currently a Canadian corporation that files periodic reports with the SEC in accordance with the Multijurisdictional Disclosure System.

(o)    The Investor has or has commitments to have and, when required to deliver payment to the Company pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Agreement.

(p)    The Investor acknowledges that it has been informed that neither the Placement Agent nor any of its affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made or makes any representation or warranty, whether express or implied, of any kind or character, and have not provided any advice or recommendation nor has made any independent investigation with respect to the Company, VWE, or any of their respective subsidiaries or businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company, VWE or any of their respective affiliates or representatives. In connection with the issue and purchase of the Shares, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary.

7.    Registration Rights.

(a)    Demand Registration.

(i)    Request. At any time following the Closing, the Investor may make a written request to the Company for the registration with the SEC under the Securities Act of all or part of the Shares, which request will specify the number of Shares to be disposed of by the Investor and the proposed plan of distribution therefor. Upon the receipt of any request for registration made in accordance with the terms of this Section 7(a)(i), the Company will use its reasonable best efforts to effect, at the earliest practicable date, such registration under the Securities Act of the Shares that the Company has been so requested to register by the Investor, to the extent necessary to permit the disposition (in accordance with Section 7(a)(ii)) of the Shares to be registered; provided that,

(A)    the Company will not be required to effect more than two demand registrations pursuant to this Section 7(a) for the Investor (provided that, for the avoidance of doubt, the six demand registrations permitted pursuant to Section 4.1(a)(A) of the Investor Rights Agreement (as defined below) are inclusive of the foregoing);

(B)    if the intended method of distribution is an underwritten public offering, then the Company will not be required to effect such registration pursuant to this Section 7(a) unless such underwriting will be conducted on a “firm commitment” basis;

(C)    if the Company has previously effected a registration pursuant to this Section 7(a), then the Company will not be required to effect any registration pursuant to this Section 7(a) until a period of 180 days has elapsed from the date on which such previous registration ceased to be effective; and

(D)    the Company will not be required to effect any registration pursuant to this Section 7(a) unless the Shares proposed to be sold in such registration have an aggregate price (calculated based upon the Market Price of such Shares as of the date of such request) of at least $10,000,000. As used herein, “Market Price” means, on any date of determination, the average of the daily closing price of the Shares during the immediately preceding 30 days on which the national securities exchanges are open for trading.

(ii)    Registration Statement Form. Registrations under this Section 7(a) will be on Form S-1 or, if permitted by law, Form S-3 (or, in either case, any successor forms thereto) and will permit the disposition of the Shares pursuant to an underwritten offering unless the Investor determines otherwise, in which case pursuant to the method of disposition determined by the Investor.

(iii)    Effective Registration Statement. A registration requested pursuant to this Section 7(a) will not be deemed to have been effected:

(A)    unless a registration statement with respect thereto has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Shares covered by such registration statement until such time as all of such Shares have been disposed of in accordance with such registration statement or the Investor ceases to hold any Shares;

(B)    if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental authority or court for any reason other than a violation of applicable law solely by the Investor, and such registration has not thereafter again become effective; or

(C)    if, in the case of an underwritten offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied or waived other than by reason of any breach or failure by the Investor.

(iv)    Selection of Underwriters. The managing underwriter of each underwritten offering, if any, of Shares to be registered pursuant to Section 7(a) will be a nationally recognized investment bank selected by agreement of the Company and the Investor.

(b)    Shelf Registration.

(i)    Registration Statement Covering Resale of Shares. The Company will prepare and file or cause to be prepared and filed with the SEC, no later than 60 days following the Closing Date, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investor of all Shares then held by the Investor that are not covered by an effective registration statement on the Closing Date (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement will be on Form S-1 or another appropriate form permitting registration of such Shares for resale by the Investor. The Company will use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

(ii)    Notification of Effectiveness. The Company will notify the Investor in writing of the effectiveness of the Resale Shelf Registration Statement.

(iii)    SEC Limitations. Notwithstanding the registration obligations set forth in this Section 7(b) and Section 7(e), in the event the SEC informs the Company that, as a result of the application of Rule 415, not all of the Shares can be registered for resale as a secondary offering on a single registration statement, then the Company will promptly (A) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the SEC and/or (B) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Shares permitted to be registered by the SEC on Form S-1 or such other form available to register for resale the Shares as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company will be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Shares in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff (the “SEC Guidance”), including the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Shares permitted to be registered on a particular registration statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Shares), then the number of securities to be registered on such registration statement will be reduced accordingly. In the event that the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clause (A) or (B) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Shares that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

(iv)    Takedown.

(A)    If the Company receives a request from the Investor with respect to Shares having an estimated market value of at least $1,000,000 that the Company effect the underwritten public offering of Shares pursuant to a Resale Shelf Registration Statement (an “Underwritten Takedown”), and specifying the intended method of disposition thereof, then the Company will use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of, (i) all Shares for which the Investor has requested such offering to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so to be offered.

(B)    The Company will only be required to effectuate two Underwritten Takedowns within any six-month period.

(C)    Registrations effected pursuant to this Section 7(b) will not be counted as demand registrations effected pursuant to Section 7(a).

(D)    Selection of Underwriters. The managing underwriter of each underwritten offering, if any, of Shares to be registered pursuant to Section 7(b) will be a nationally-recognized investment bank selected by agreement of the Company and the Investor.

(c)    Piggyback Registration.

(i)    If the Company proposes to register any of its securities under the Securities Act by registration on any form other than Form S-4 or Form S-8 (or any successor or similar form(s)), whether pursuant to registration rights granted to other holders of its securities or for sale for its own account, then it will give prompt written notice to the Investor of its intention to do so and of the Investor’s rights under this Section 7(c), which notice, in any event, will be given at least 30 days prior to such proposed registration. Upon the written request of the Investor made within 15 days after the Investor’s receipt of any such notice from the Company, which request will specify the Shares intended to be disposed of by the Investor, the Company will effect the registration under the Securities Act of all Shares that the Company has been so requested to register by the Investor; provided that:

(A)    prior to the effective date of the registration statement filed in connection with such registration and promptly following receipt of notification by the Company from the managing underwriter (if an underwritten offering) of the price at which such securities are to be sold, the Company will advise the Investor of such price, and the Investor will then have the right, exercisable in its sole discretion by delivery of written notice to the Company within five business days of the Investor being advised of such price, irrevocably to withdraw its request to have its Shares included in such registration statement;

(B)    if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of such securities, then the Company may, at its election, give written notice of such determination to the Investor and (1) in the case of a determination not to register, will be relieved of its obligation to register any Shares in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), and (2) in the case of a determination to delay registering, will be permitted to delay registering any Shares for the same period as the delay in registering such other securities; and

(C)    if such registration was initiated by the Company for its own account and involves an underwritten offering, then the Investor will sell its Shares on the same terms and conditions as those that apply to the Company, and the managing underwriter of each such underwritten public offering will be a nationally-recognized investment bank selected by the Company.

(ii)    No registration effected under this Section 7(c) will relieve the Company of its obligation to effect any demand registration under Section 7(a), and no registration effected pursuant to this Section 7(c) will be deemed to have been effected pursuant to Section 7(a).

(d)    Expenses. The Company will pay all Expenses in connection with any registration initiated pursuant to Section 7(a) or Section 7(b), whether or not such registration ultimately becomes effective or all or any portion of the Shares originally requested to be included in such registration is ultimately included in such registration. As used herein, “Expenses” means all expenses incurred by the Company incident to the Company’s performance of or compliance with its obligations under this Agreement, including (i) all registration, filing and listing fees, (ii) all fees, disbursements and other charges of counsel for the Company and of its independent registered public accounting firm, including the expenses incurred in connection with “cold comfort” letters required by or incident to such performance and compliance, and (iii) all fees and expenses of other persons retained by the Company, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which discounts, commissions and transfer taxes will be borne by the Investor, in all cases, along with all other expenses incurred by them. Notwithstanding anything herein to the contrary, the Company will pay for the fees and expenses of one law firm engaged to represent the Investor in connection with any registration initiated pursuant to Section 7(a) or Section 7(b).

(e)    Registration Procedures.

(i)    Obligations of the Company. Whenever the Company is required to effect any registration under the Securities Act as provided in Section 7(a), Section 7(b) and Section 7(c), the Company will, as expeditiously as possible:

(A)    prepare and file with the SEC (which filing will, in the case of any registration pursuant to Section 7(a), be made on or before the date that is 90 days after the receipt by the Company of the written request from the Investor) the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however, that the Company may discontinue any registration of its securities other than Shares (and, under the circumstances specified in Section 7(h)(ii), Shares) at any time prior to the effective date of the registration statement relating thereto;

(B)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Shares covered by such registration statement until such time as all of such Shares have been disposed of in accordance with the plan of distribution disclosed in such registration statement (the “Effectiveness Period”);

(C)    furnish to the Investor and each underwriter, if any, the number of copies reasonably requested by the Investor or underwriter of (1) such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), (2) such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and (3) such other documents as the Investor or such underwriter may reasonably request in writing;

(D)    use its reasonable best efforts to (1) register or qualify all Shares and other securities, if any, covered by such registration statement under such securities laws (or “blue sky” laws) of such states or other jurisdictions within the United States as the Investor reasonably requests in writing, (2) keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and (3) take any other action that may be necessary or reasonably advisable to enable the Investor to consummate the disposition in such jurisdictions of the securities to be sold by the Investor, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not (but for the requirements of this subsection) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(E)    use its reasonable best efforts to cause all Shares and other securities, if any, covered by such registration statement to be registered with or approved by such other governmental authority as may be necessary in the opinion of counsel to the Company and counsel to the Investor to enable the Investor to consummate the disposition of such Shares;

(F)    use its reasonable best efforts to obtain and, if obtained, furnish to the Investor, and the Investor’s underwriters, if any, (1) a signed opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such offerings) in form and substance to the Investor, and (2) a “cold comfort” letter, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters) and signed by the independent registered public accounting firm that has certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent registered public accounting firms customarily given in such offerings) in form and substance to the Investor, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the independent registered public accounting firm’s comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuers’ counsel and in independent registered public accounting firms’ comfort letters delivered to underwriters in underwritten public offerings of securities;

(G)    (1) notify the Investor and each seller of any other securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and (2) at the written request of the Investor or any seller of other securities, promptly prepare and furnish to such person a reasonable number of copies of a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(H)    use its reasonable best efforts to obtain the withdrawal at the earliest possible moment of any order suspending the effectiveness of a registration statement relating to the Shares;

(I)    make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to the Investor and to the managing underwriter, if any, at least 10 days prior to the filing thereof a copy of any amendment or supplement to any registration statement or prospectus containing such earning statement;

(J)    otherwise comply with all applicable rules and regulations of the SEC and any other governmental authority having jurisdiction over the offering;

(K)    if the shares of common stock of the Company are then listed on a national securities exchange, use its reasonable best efforts to cause all Shares covered by a registration statement to be listed on such exchange;

(L)    provide a transfer agent and registrar for the Shares covered by a registration statement no later than the effective date thereof;

(M)    enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Investor reasonably requests in order to expedite or facilitate the disposition of such Shares, including customary indemnification;

(N)    if requested by the managing underwriter(s) or the Investor, promptly (1) incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and the Investor agree should be included therein relating to the plan of distribution with respect to such Shares (including information with respect to the number of Shares being sold to such underwriters and the purchase price being paid therefor by such underwriters) and relating to any other terms of the underwritten offering of the Shares to be sold in such offering; and (2) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(O)    cooperate with the Investor and the managing underwriter, if any, (1) to facilitate the timely preparation and delivery of certificates representing Shares to be sold that do not bear any restrictive legends and (2) to enable such Shares to be in such share amounts and registered in such names as the managing underwriter or, if none, the Investor, may request at least three business days prior to any sale of Shares.

(ii)    Delivery of Investor Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Shares, the Investor must furnish to the Company in writing such information (the “Investor Information”) regarding itself, the Shares held by it and the intended methods of disposition of the Shares held by it as are necessary to effect the registration of such Shares and as may be reasonably requested in writing by the Company. At least 30 days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company will notify in writing the Investor of the Investor Information that the Company is requesting from the Investor, whether or not the Investor has elected to have any of its Shares included in the registration statement. If within ten days prior to the anticipated filing date the Company has not received the requested Investor Information from the Investor, then the Company may file the registration statement without including Shares of the Investor.

(iii)    Prospectus Distribution. The Investor agrees that, as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Shares, the Investor will cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Shares. The Investor further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e)(i)(G), the Investor will discontinue the Investor’s disposition of Shares pursuant to the registration statement relating to such Shares until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(e)(i)(G) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in the Investor’s possession of the prospectus relating to such Shares current at the time of receipt of such notice. If any event of the kind described in Section 7(e)(i)(G) occurs and such event is the fault solely of the Investor due to the inaccuracy of the Investor Information provided for inclusion in the registration statement, then the Investor will pay all Expenses attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by Section 7(e)(i)(G).

(f)    Underwritten Offerings.

(i)    Requested Underwritten Offerings. If requested by the underwriters in connection with a request for a registration under Section 7(a) that is a firm commitment underwritten offering, then the Company and the Investor will enter into a firm commitment underwriting agreement with such underwriters for such offering, such agreement to (A) be reasonably satisfactory in substance and the Investor and (B) contain such representations and warranties by the Company and the Investor and such other terms as are customary in agreements of that type, including indemnification and contribution to the effect and to the extent provided in Section 7(i).

(ii)    Holdback Agreements.

(A)    The Investor agrees, unless otherwise agreed to by the managing underwriter for any underwritten offering pursuant to this Agreement, not to effect any sale or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, including any sale under Rule 144 under the Securities Act, during the 2 days prior to the date on which an underwritten registration of Shares pursuant to Section 7(a) or Section 7(b) has become effective and until 90 days after the effective date of such underwritten registration, except as part of such underwritten registration or to the extent that the Investor is prohibited by applicable law from agreeing to withhold securities from sale or is acting in its capacity as a fiduciary or an investment adviser. Without limiting the scope of the term “fiduciary,” a holder will be deemed to be acting as a fiduciary or an investment adviser if its actions or the securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, or if such securities are held in a separate account under applicable insurance law or regulation.

(B)    The Company agrees (1) not to effect any public offering or distribution of any equity securities of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company, during the 10 days prior to the date on which any underwritten registration pursuant to Section 7(a) or Section 7(b) has become effective and until 90 days after the effective date of such underwritten registration, except as part of such underwritten registration, and (2) to cause each holder of any equity securities, or securities convertible into or exchangeable or exercisable for equity securities, in each case acquired from the Company at any time on or after the Closing Date (other than in a public offering), to agree not to effect any public offering or distribution of such securities during such period.

(C)    The foregoing restrictions are in addition to any share holdback agreements to which the Investor is party.

(g)    Preparation: Reasonable Investigation.

(i)    Registration Statements. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will (A) give representatives (designated to the Company in writing) of the Investor, the underwriters, if any, and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of all underwriters and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of the Investor, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, (B) upon reasonable advance notice to the Company, give each of them such reasonable access to all financial and other records, corporate documents and properties of the Company and its subsidiaries as necessary, in the reasonable opinion of the Investor’s and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (C) upon reasonable advance notice to the Company, provide such reasonable opportunities to discuss the business of the Company with the Company’s officers, directors and employees and the independent public accounting firm that has certified the Company’s financial statements as is necessary, in the reasonable opinion of the Investor’s and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act.

(h)    Postponements.

(i)    Failure to File. If the Company fails to file any registration statement to be filed pursuant to a request for registration under Section 7(a), the Investor requesting such registration will have the right to withdraw the request for registration. Any such withdrawal must be made by giving written notice to the Company within 20 days after, in the case of a request pursuant to Section 7(a), the date on which a registration statement would otherwise have been required to have been filed with the SEC under Section 7(e)(i)(A). In the event of such withdrawal, the request for registration will not be counted for purposes of determining the number of registrations to which the Investor is entitled pursuant to Section 7(a). The Company will pay all Expenses incurred in connection with a request for registration withdrawn pursuant to this paragraph.

(ii)    Adverse Effect. The Company will not be obligated to file any registration statement, or file any amendment or supplement to any registration statement, and may suspend the Investor’s rights to make sales pursuant to any effective registration statement, if at any time (but not to exceed two times in any 12-month period) the Company, in the good faith judgment of the board of directors of the Company, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would adversely affect a pending or proposed public offering of the Company’s securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and the Investor’s rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 10 days after the abandonment or consummation of any of the foregoing proposals or transactions or for more than 60 days after the date of the Company board’s determination referenced in such sentence. If the Company suspends the Investor’s rights to make sales pursuant hereto, the applicable registration period will be extended by the number of days of such suspension.

(i)    Indemnification.

(i)    By the Company. In connection with any registration statement filed by the Company pursuant to Section 7(a) or Section 7(b), to the fullest extent permitted by law, the Company will and hereby agrees to indemnify and hold harmless (A) the Investor, (ii) each other person who participates as an underwriter in the offering or sale of such securities, (iii) each other person, if any, who controls (within the meaning of the Exchange Act) the Investor or any such underwriter, and (iv) their respective shareholders, members, directors, officers, managers, employees, partners, agents and affiliates (each, a “Company Indemnitee”), in each case against any losses, claims, damages, liabilities (including actions or proceedings, whether commenced or threatened, in respect thereof, whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, in each case to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a “Loss” or “Losses”), to the extent such Losses arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, or any amendment or supplement thereto, or any document incorporated by reference therein (collectively, “Offering Documents”), (2) any omission or alleged omission to state in such Offering Documents a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, or (3) any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that, the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Company Indemnitee stating that it is for use therein; and provided, further, that the Company will not be liable to any person who participates as an underwriter in the offering or sale of Shares, or who controls (within the meaning of the Exchange Act) such underwriter, in any such case to the extent that any such Loss arises out of such person’s failure to send or give a copy of the final prospectus (including any documents incorporated by reference therein), as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares to such person if such statement or omission was corrected in such final prospectus. The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnitee and will survive the transfer of such securities by such Company Indemnitee.

(ii)    By Investor. In connection with any registration statement filed by the Company pursuant to Section 7(a) or Section 7(b) in which the Investor has registered Shares for sale, the Investor will, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by Law (i) the Company and each of its directors, officers, employees, agents, affiliates and each other person, if any, who controls (within the meaning of the Exchange Act) the Company and (ii) each other seller and such other seller’s directors, officers, managers, agents and Affiliates (each, an “Investor Indemnitee”), in each case against all Losses to the extent such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made by the Company in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Investor or other seller of Shares stating that it is for use therein; provided, however, that the liability of such indemnifying party under this Section 7(i) will be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Shares giving rise to such liability. The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnitee and will survive the transfer of such securities by such indemnifying party.

(iii)    Notice of Loss, Etc. Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in Section 7(i)(i) or Section 7(i)(ii), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; but the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 7(i)(i) or Section 7(i)(ii) except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, (A) the indemnifying party will be entitled to participate in and, unless in the indemnified party’s reasonable judgment a conflict of interest exists between the indemnified and indemnifying parties in respect of such Loss, to assume and control the defense thereof, at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, and (ii) after its assumption of the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party will be liable for any settlement of any such action or proceeding effected without the indemnifying party’s written consent, which will not be unreasonably withheld. No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such Loss or which requires action on the part of the indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

(iv)    Contribution. If the indemnification provided for in Section 7(i)(i) or Section 7(i)(ii) are for any reason be unavailable in respect of any Loss, then, in lieu of the amount paid or payable under Section 7(i)(i) or Section 7(i)(ii), the indemnified party and the indemnifying party under Section 7(i)(i) or Section 7(i)(ii), as applicable, will contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (A) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Shares covered by the registration statement that resulted in such Loss with respect to the statements, omissions or action that resulted in such Loss, as well as any other relevant equitable considerations or (B) if the allocation provided by the preceding clause (A) is not permitted by applicable Law, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Shares; provided that, for purposes of this clause (B), the relative benefits received by the prospective sellers will be deemed not to exceed the amount received by such sellers. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No person will be obligated to contribute amounts under this Section 7(i)(iv) in payment for any settlement of any Loss effected without such person’s consent, not to be unreasonably withheld, conditioned or delayed.

(v)    Indemnification Payments. The indemnification and contribution required by this Section 7(i) will be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when any Loss is incurred and is due and payable.

(j)    Rule 144 and Rule 144A. The Company will take all actions reasonably necessary to enable the Investor to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, (ii) Rule 144A under the Securities Act, or (iii) any similar rules or regulations hereafter adopted by the SEC, including the Company’s filing on a timely basis all reports required to be filed under the Exchange Act. Any restrictive legend included on the Shares shall be removed and the Company shall issue any certificate representing the Shares without such legend to the Investor or issue to such Investor a book entry statement without such legend notated thereon, no later than the earlier of the second day (i) following the date on which a Resale Shelf Registration Statement is declared effective, or (ii) following the date on which the sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act.

(k)    Termination of Registration Rights. The Company’s obligations under Section 7(a), Section 7(b) and Section 7(c) to register Shares for sale under the Securities Act will terminate on the first date on which no Shares are held by the Investor that cannot be offered for sale and sold immediately pursuant to Rule 144(b)(1)(i) under the Securities Act, or the earlier termination of this Agreement pursuant to Section 8.

8.    Termination. Except for the provisions of Sections 7, 8, 9 and 10 of this Agreement, which will survive any termination hereunder, this Agreement will terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder will terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, (iii) if the conditions to Closing set forth in Section 3 of this Agreement are not satisfied, or are not capable of being satisfied, or waived on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Agreement will not be or are not consummated at the Closing Date, and (iv) August 31, 2021; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Company will notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Agreement in accordance with this Section 8, any monies paid by the Investor to the Company in connection herewith will be promptly (and in any event within three business days after such termination) returned to the Investor.

9.    Waiver of Access to Escrow. The Investor acknowledges that the Company has cash in the escrow account (the “Escrow Account”) established at TSX Trust Company (the “Escrow Agent”) for the indirect benefit of redeeming public shareholders of the Company (the “Escrow”) and for the benefit of the Company in the amount set forth on the signature page, and such monies are invested in Permitted Investments (as defined in the Escrow Agreement) and held in trust by the Escrow Agent pursuant to the Escrow Agreement, dated August 15, 2019, among the Company, Canaccord Genuity Corp. and Citigroup Global Markets Canada Inc. (together, the “IPO Underwriters”) and the Escrow Agent (the “Escrow Agreement”). The Investor, on behalf of itself and its affiliates, hereby irrevocably waives and releases, any and all right, title, interest, causes of action and claims of any kind, whether in tort or contract or otherwise (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it in connection with this Agreement, the issuance of the Shares hereunder or the Transactions, out of the Escrow, or from monies or other assets released from the Escrow that are payable to shareholders of the Company or IPO Underwriters, and hereby irrevocably waives and releases any Claim it may have in the future, as a result of, or arising out of, this Agreement, the issuance of the Shares hereunder or the Transactions, which Claim would reduce or encumber any monies or other assets released from the Escrow that are payable to shareholders of the Company or IPO Underwriters, or to any monies or other assets in the Escrow, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Escrow, any monies or other assets released from the Escrow that are payable to shareholders of the Company or IPO Underwriters or any monies or other assets in the Escrow Account for any reason whatsoever or to bring any proceedings against the Escrow or the Escrow Agent.

10.    Miscellaneous.

(a)    Coordination of Exercise of Registration Rights. The Company and the Investor acknowledge that each of them will become a party at the Closing to the Investor Rights Agreement as defined in the Transaction Agreement (the “Investor Rights Agreement”). For the avoidance of doubt, the Shares issued pursuant to this Agreement will not be “Registrable Securities” as defined in the Investor Rights Agreement. For the intended benefit of all Investors as defined in the Investor Rights Agreement, the Company and the Investor promise to honor the exercise of registration rights by such investors signing the Investor Rights Agreement (the “IRA Investors”) and to coordinate and cooperate with such IRA Investors in the implementation of their rights when exercised so as not to conflict with or adversely affect any of the rights provided to the IRA Investors in, or conflict (in a manner that adversely affects such IRA Investors) with any other provisions included in, the Investment Rights Agreement, without the prior written consent of Sponsor and the Roney Representative (each as defined in the Investor Rights Agreement). Accordingly, the Investor and the Company acknowledge and agree that the Investors are entitled to notice of and to participate in registrations arising under this Agreement as and to the extent provided in Sections 4.1(a), 4.2(a), 4.2(d), 4.3(a) and 4.6 of the Investor Rights Agreement. To the extent that the exercise by IRA Investors of registration rights under the Investor Rights Agreement would lead to cutbacks in participation by IRA Investors pursuant to Section 4.1(e), 4.2(c), 4.2(d) or 4.6(b) of the Investor Rights Agreement, the Investor and the Company agree to honor and give effect to the priority stated therein even though Investor’s participation in the registration might be diminished for that reason; provided that in no event shall Investor’s participation in the Shelf Registration Statement under Section 7(b)(i) (excluding underwritten takedowns pursuant to Section 7(b)(iv)) be subject to reduction or cutback.

(b)    Cooperation. For the first eighteen months after the Closing Date, the Investor agrees to (i) provide prompt notice to the Company of any intention to sell in excess of $20 million of Shares (based on the Market Price of such Shares) in any 90-day period and (ii) prior to any sale of such Shares, reasonably cooperate with the Company to consider an underwritten offering.

(c)    Assignment. Neither this Agreement nor any rights or obligation that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be assigned or delegated, other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such assignment is prior to the Closing, such assignee executing a joinder to this Agreement or a separate subscription agreement in substantially the same form as this Agreement, including with respect to the Subscription Amount and other terms and conditions; provided, that, in the case of any such assignment, the initial party to this Agreement will remain bound by its obligations under this Agreement in the event that the assignee does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Agreement nor any rights or obligations that may accrue to the Company hereunder may be assigned or delegated other than pursuant to the Transactions.

(d)    Additional Information. The Company may request from the Investor such reasonable additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor will provide such information as may reasonably be requested.

(e)    Reliance; Notification of Inaccuracies. Each party hereto acknowledges that the other party hereto, the Placement Agent (as third party beneficiary with rights of enforcement) and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto and the Placement Agent if any of the acknowledgments, understandings, agreements, representations or warranties of such party set forth herein are no longer accurate.

(f)    Production of Agreement. The Company, the Placement Agent and the Investor are irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(g)    Survival. All of the representations and warranties contained in this Agreement will survive the Closing. All of the covenants and agreements made by each party hereto in this Agreement will survive the Closing.

(h)    Amendment. This Agreement may not be modified, waived or terminated (other than pursuant to Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of any party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiary hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(i)    Entire Agreement. This Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement will not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(j)    Successors and Assigns. Except as otherwise provided herein, this Agreement will be binding upon, and inure to the benefit of the parties hereto, the IRA Investors (but only to the extent specified in Section 10(a) hereof), and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein will be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(k)    Severability. If any provision of this Agreement will be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby and will continue in full force and effect.

(l)    Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail or other electronic means) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered will be construed together and will constitute one and the same agreement.

(m)     Equitable Remedies. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n)    Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Unless otherwise indicated, the word “person” refers to any natural person, corporation, partnership, limited liability company or other legal entity.

(o)    Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

(p)    JURISDICTION; VENUE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION,

SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING WILL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(o) OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW WILL BE VALID AND SUFFICIENT SERVICE THEREOF.

(q)    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11.    Exculpation. The Investor acknowledges and agrees that no party to the Transaction Agreement (other than the Company) or the Placement Agent nor any of their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives will be liable to the Investor for any liability arising out of or related to the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby.

12.    Disclosure. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K and with the Canadian securities administrator (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Transactions and any other material, nonpublic information that the Company has provided to the Investor at any time prior to the filing of the Disclosure Document. The Investor acknowledges that the terms of this Subscription Agreement will be disclosed by the Company in documents with the SEC (the time of such filing, “Disclosure Time”) and the Canadian securities administrators, and a form of this Agreement may be filed with the SEC and the Canadian securities administrators as an exhibit thereto. From and after the Disclosure Time, to the knowledge of the Company, the Investor will not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company, the Placement Agent or any of their respective affiliates, relating to the transactions contemplated by this Agreement. Notwithstanding anything in this

Agreement to the contrary, the Company shall not publicly disclose the name of the Investor, its investment advisor or any of their respective affiliates or advisers, or include the name of the Investor, its investment advisor or any of their respective affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except as required by the federal securities law, Canadian securities law or pursuant to other routine proceedings of regulatory authorities. All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, will be subject to the prior approval of (i) the Company and (ii) to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name, the Investor, which approval will not be unreasonably withheld, conditioned or delayed; provided that neither the Company nor the Investor will be required to obtain consent pursuant to this Section 12 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 12. The restrictions in this Section 12 will not apply to the extent a public announcement is determined by the disclosing party to be required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party will, to the extent reasonably practicable, use its commercially reasonable efforts to (A) consult with the other party in advance as to any applicable announcement’s form, content and timing and (B) limit the extent of such disclosure.

13.    Notices. All notices and other communications among the parties will be in writing and will be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally or internationally recognized overnight delivery service, or (iii) when delivered by email, if no mail undeliverable or other rejection notice is received by the sender, addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to the Company, prior to the Closing:

Bespoke Capital Acquisition Corp.

c/o Bespoke Capital Partners

115 Park Street, 3rd Floor

London, W1K 7AP, United Kingdom

Attention: Mark Harms

Email: mark.harms@bespokecp.com

with a copy (which will not constitute notice) to:

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Robert A. Profusek; Joel T. May

Email:     raprofusek@jonesday.com

 jtmay@jonesday.com

If to the Company, following the Closing:

Vintage Wine Estates, Inc.

937 Tahoe Boulevard

Incline Village, NV 89451

E-mail: pat@vintagewineestates.com

with a copy (which will not constitute notice) to:

Foley & Lardner LLP

321 North Clark Street, Suite 3000

Chicago, IL 60654

Attention: Patrick Daugherty

Email: pdaugherty@foley.com

If to the Placement Agent:

Cowen and Company, LLC

599 Lexington Avenue

20th Floor

New York, NY 10022

Attn: Michael Cella

Email: michael.cella@cowen.com

with a copy (which will not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022-7650

Attn:     Tadashi Okamoto; Marc D. Hauser

Email: Tokamoto@reedsmith.com

MHauser@reedsmith.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel will not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: Wasatch Funds Trust for Wasatch Small Cap Growth Fund Signature of Investor:		State/Country of Formation or Domicile: Massachusetts Business Trust

By:	/s/ Dan Thurber
Name:	Dan Thurber
Title:	General Counsel of Wasatch Advisors, Inc., the investment manager for Wasatch Funds Trust

Name in which Shares are to be registered (if different):		Date: April 22, 2021

Clear Moon & Co. FBO Wasatch Small Cap Growth Fund Investor’s EIN: 87-0448676

Business Address-Street:		Mailing Address-Street (if different):
505 Wakara Way, 3rd Floor

City, State, Zip: Salt Lake City, UT 84108		City, State, Zip:

Attn:	Dan Thurber/Sarah Brown	Attn:

Telephone No.: 801-533-0777		Telephone No.:

Facsimile No.: 801-983-4192		Facsimile No.:

Number of Shares subscribed for: 5,500,000

Aggregate Subscription Amount: $55,000,000.00		Price Per Share: $10.00

[Signature Page to Subscription Agreement]

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date set forth below.

BESPOKE CAPITAL ACQUISITION CORP.

By:	Mark W.B. Harms
	Name:	Mark W.B. Harms
	Title:	Chief Executive Officer

Date: April 22, 2021

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☒	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☒

We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

Rule 501(a), in relevant part, states that an “accredited investor” means any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☒

Any bank, registered broker or dealer, insurance company, investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or state laws, investment adviser relying on exemption from registration under Section 203(l) or (m) of the Investment Advisers Act of 1940, registered investment company, business development company, small business investment company, or rural business investment company;

☐

Any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, partnership or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

[Schedule A to Subscription Agreement]

☐	Any trust with assets in excess of $5,000,000 not formed to acquire the securities offered, the purchase of which is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

☐

An entity, of a type not listed above, not formed for the specific purpose of acquiring the Securities, owning “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act of 1940, as amended) in excess of $5,000,000.

☐

A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act), (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the Securities, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (a “Family Office”).

☐

A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a Family Office whose prospective investment in the Company is directed by such Family Office pursuant to Part B(17)(iii) above.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

[Schedule A to Subscription Agreement]